Exhibit 99(j)(3)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” in the Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 172 to the Registration Statement under the Securities Act of 1933 (No. 33-8982).

/s/ Ernst & Young LLP

Cincinnati, Ohio

January 27, 2020